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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported): January 2, 1998
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                             Berger Holdings, Ltd.
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              (Exact Name of Registrant as Specified in Charter)

      Pennsylvania                  000-12362           23-2160077
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(State or Other Jurisdiction      (Commission         (IRS Employer
     of Incorporation)             File Number)      Identification No.)


805 Pennsylvania Boulevard, Feasterville, PA              19053
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(Address of Principal Executive Offices)                (Zip Code)



Registrant's telephone number, including area code:(215) 355-1200
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Item 2.  Acquisition of Assets.

         The Registrant acquired that portion of the assets (the "Assets") of Benjamin Obdyke Incorporated, a Pennsylvania corporation ("Obdyke") relating to the Business (as defined below), pursuant to a certain Asset Purchase Agreement (the "Agreement"), dated as of December 3, 1997, by and among the Registrant, Obdyke and the shareholders of Obdyke. Obdyke engages in the manufacture and sale of commercial and residential roof drainage products, including gutters, downspouts, associated fittings, hardware, accessories, snowguards, roof edgings and soffit products (the "Business") and the roof ventilation product business and the manufacture and distribution of certain building products (other than roof drainage products). The Assets, which include primarily inventory and equipment utilized in the Business, are being moved to the Registrant's main facility.

         As consideration for the Common Stock, the Registrant paid to Obdyke $10,000,000 on the date of the Agreement and issued to Obdyke 125,000 shares of the common stock of the Registrant, $0.01 par value (the "Common Shares"). The Registrant also agreed to make quarterly payments to Obdyke for a period of eighteen months aggregating $879,000. The Registrant also issued to Obdyke warrants to purchase 50,000 Common Shares at $4.4175 per share, exercisable until December 31, 1999.

          The funds used by the Registrant in regard to the transactions contemplated by the Agreement were primarily obtained from:

                  (i) the sale to Tandem Capital, a Tennessee corporation ("Tandem"), on December 31, 1997, of (A) $2,000,000 original principal amount of the Registrant's 12.25% Subordinated Debentures due January 2, 2003;
(b) warrants to purchase 240,000 Common Shares at $4.25 per share, exercisable until January 2, 2003; and (c) 25,000 shares of the Series A Convertible Preferred Stock of the Registrant, $0.01 par value, for an aggregate consideration of $4,500,000;

                  (ii) the sale to Argosy Investment Partners, L.P., a Pennsylvania limited partnership ("Argosy"), on January 2, 1998, of (A) $500,000 original principal amount of the Registrant's 12.25% Subordinated Debentures due January 2, 2003; (b) warrants to purchase 60,000 Common Shares at $4.25 per share, exercisable until January 2, 2003; and (c) 15,000 shares of the Series A Convertible Preferred Stock of the Registrant, $0.01 par value, for an aggregate consideration of $2,000,000; and





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                  (iii) a credit facility with Summit Bank, N.A. ("Summit").

                  That portion of the funds obtained from the above-described transactions which is not used in regard to the transactions contemplated by the Agreement will be used by the Registrant for general corporate purposes.




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Item 7.  Financial Statements and Exhibits.

         In accordance with Rule 3-05(b)(i) and Article 11 under Regulation S-X, as referenced by Items 7(a) and 7(b) of Form 8-K, the Registrant is required to furnish (i) the below-listed financial statements of Obdyke and
(ii) certain pro forma information with regard to the Registrant in filing this Form 8- K. Such financial statements and pro forma information will be filed as part of an amendment to this Form 8-K as soon as practicable following the date of filing hereof, but, in accordance with Item 7(a)(4) of Form 8-K, not later than 60 days after the date that the initial report on Form 8-K must be filed.

         (i) The Balance Sheet of the Business at December 31, 1997 and December 31, 1996; and

         (ii) The Statement of Income and Statement of Cash Flow of the Business for the years ended December 31, 1997, December 31, 1996 and December 31, 1995.

         The Registrant has furnished the exhibits enumerated on the included
Exhibit Index. In accordance with Item 601(b)(2) of Regulation S-K, the schedules to the documents filed herewith as exhibits are not filed. Such agreements contain, where applicable, lists of such schedules, a copy of any of which the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.





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                                  Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             BERGER HOLDINGS, LTD.



Dated:  January 16, 1998      By: JOSEPH F. WEIDERMAN
                                  ---------------------------
                                  Joseph F. Weiderman
                                   President







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                          Exhibit Index
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The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit
No.            Item
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2.1            Asset Purchase Agreement, dated as of December 3,
               1997, by and among the Registrant, Obdyke and the shareholders of Obdyke.

2.2            Preferred Stock Purchase Agreement, dated as of
               December 17, 1997, by and among the Registrant, Tandem and Argosy.

2.3            Debenture Purchase Agreement, dated as of
               December 17, 1997, by and among the Registrant, Tandem and Argosy.

2.4 Amended and Restated Loan and Security Agreement, dated as of January 2, 1998, by and among Berger Financial Corp., a Delaware corporation, Berger Bros Company, a Pennsylvania corporation and Summit.